UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 13, 2014

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Rosemary Ave. Ste. 219 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 465-0030

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On March 13, 2014 Forward Industries, Inc., New York corporation (the “Company”), entered into Amendment No. 1 to Amended and Restated Buying Agency and Supply Agreement (the “Amendment”) with Forward Industries (Asia-Pacific) Corporation (formerly known as Seaton Global Corporation), a BVI corporation (“Agent”), dated as of March 11, 2014.  The Amendment extends the term until March 11, 2015, and amends certain other provisions as provided therein.  The Buying Agency and Supply Agreement, as amended, provides that, upon the terms and subject to the conditions set forth therein, Agent shall act as the Company’s exclusive buying agent and supplier of Products (as defined in the agreement) in the Asia-Pacific region.  The Company shall purchase products at Agent’s cost, and shall pay a service fee to Agent.  Terence Wise, a director of the Company, is a principal of Agent.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2014	By:	FORWARD INDUSTRIES, INC. /s/ James O. McKenna
		Name:	James O. McKenna
		Title:	Chief Financial Officer